Exhibit 99.1

From: GMB-NASDAQ-Hearings [mailto:Hearings@nasdaqomx.com]
Sent: Thursday, June 18, 2009 11:23 AM
To: Sherri Voelkel
Cc: GMB-NASDAQ-Hearings
Subject: Nasdaq Press Release - TVI Corporation

This is to notify you that The Nasdaq Stock Market will issue the attached press release on 6/22/2009 pursuant to its obligations under Nasdaq Marketplace Rule 5830 and Rule 12d2-2 of the Securities Exchange Act.

Hearings Coordinator

301-978-8071

Delisting of Securities of TVI Corporation from The NASDAQ Stock Market

NEW YORK, June 22, 2009— The Nasdaq Stock Market announced today that it will delist the common stock of TVI Corporation. TVI Corporation’s stock was suspended on April 13, 2009, and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The NASDAQ Stock Market visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.